                      (FORM OF FACE OF WARRANT CERTIFICATE)


No. _______________________                              _____________  Warrants


                      VOID AFTER ___________________, 2002



        SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT CERTIFICATE
              FOR PURCHASE OF SERIES A CONVERTIBLE PREFERRED STOCK


                             IFS INTERNATIONAL, INC.


                     THIS CERTIFIES THAT FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Series A Convertible Preferred Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Series A Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), of IFS INTERNATIONAL, INC., a Delaware corporation (the "Company"), at any time from __________________, 1999 (or earlier in certain circumstances as provided in the Warrant Agreement referred to below) to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.25 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated __________________, 1997, by and among the Company, the Warrant Agent and Duke & Co., Inc. (the "Underwriter").

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of

Preferred Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustments.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Preferred Stock will be issued. In case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (New York time) on ____________________, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. This Warrant shall not be exercisable by a Registered Holder in any state in which it would be unlawful for the Company to deliver the shares of Preferred Stock upon exercise of this Warrant.

                  The Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment of this Warrant Certificate at such office for registration of transfer, together with any transfer fee and any tax or other governmental charge imposed in connection with such transfer, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Commencing ______________, 1998, this Warrant may, with the prior consent of the Underwriter, be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall exceed $8.00 per share (subject to adjustment as set forth in the Warrant Agreement) for 20 consecutive trading days ending not more than three days prior to the date on which the Company gives notice of redemption. Notice of redemption shall be given not later than the thirtieth day, and not earlier than the forty fifth day, before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  The Company has agreed to pay a fee of 5% of the Purchase Price to the Underwriter upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

                  This Warrant Certificate and each Warrant represented hereby shall be governed by and construed in accordance with the laws of the State of New York.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

                                             IFS INTERNATIONAL, INC.



                                             By____________________________

                                                Its



                                             By____________________________

                                                Its



Date:____________________________




                                     [Seal]



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



By ______________________________

   Its
   Authorized Officer

                    (FORM OF REVERSE OF WARRANT CERTIFICATE)

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

                  The undersigned Registered Holder hereby irrevocably elects to exercise ___________ (___________) Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                          _____________________________

                          _____________________________

                          _____________________________

                          _____________________________




                     [please print or type name and address]

and be delivered to

                          _____________________________

                          _____________________________

                          _____________________________

                          _____________________________

                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                  The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below.

Please indicate the name of the NASD member firm which solicited the exercise of the Warrant. Unless otherwise indicated by listing the name of another NASD member firm or by writing "unsolicited," it will be assumed that the exercise was solicited by Duke & Co., Inc.


                                                  ______________________________
                                                  Name of soliciting NASD Member




Dated: _____________________________              ______________________________
                                                  Signature

                                                  ______________________________
                                                  Street Address

                                                  ______________________________
                                                  City, State and Zip Code

                                                  ______________________________
                                                  Taxpayer ID Number

                                                  ______________________________
                                                  Signature Guaranteed:

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                          _____________________________

                          _____________________________

                          _____________________________

                          _____________________________


                     [please print or type name and address]

____________________ (____________________) of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints _______________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ________________________________      ___________________________________
                                             Signature Guaranteed:



                                             ___________________________________

         THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEDALLION BANK.